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Exhibit 23.1

CONSENT OF FARBER & HASS LLP,
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated August 12, 2004 in the Registration Statement on Form SB-2 and amendments thereto filed by Nationwide Financial Solutions, Inc. in connection with the registration of shares of its common stock held by selling stockholders.

/s/ Farber & Hass LLP Camarillo, California November 12, 2004

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  Exhibit 23.1
CONSENT OF FARBER & HASS LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM